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                                                                   Exhibit 23(b)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated May 3, 1994, except with respect to Note J which is dated July 12, 1994, (and to all references to our Firm) included in or made a part of this registration statement.





Chicago, Illinois                            /s/ Arthur Andersen & Co.
July 12, 1994